Exhibit 99.1

FOR IMMEDIATE RELEASE

SUSAN CHAPMAN-HUGHES APPOINTED TO

POTBELLY CORPORATION BOARD OF DIRECTORS

Chicago, IL May 20, 2014 - Potbelly Corporation (NASDAQ: PBPB) today announced that Susan Chapman-Hughes has been appointed to Potbelly’s Board of Directors. Ms. Chapman-Hughes is Senior Vice President, U.S. Account Development, Global Corporate Payments for American Express Company. Ms. Chapman-Hughes has been with American Express since 2010 and prior to that, she worked at Citigroup, Inc. as Global CAO/Global Head of Operations and Strategy, Citi Realty Services.

“We are thrilled to have Susan join our Board,” said Aylwin Lewis, Chairman and Chief Executive Officer of Potbelly. “She will add value to the Company based on her real estate knowledge, which is critical to Potbelly’s growth, as well as her general management, innovation, financial and digital competencies.”

About Potbelly

Potbelly Corporation is a fast-growing neighborhood sandwich concept offering toasty warm sandwiches, signature salads and other fresh menu items served by engaging people in an environment that reflects the Potbelly brand. Our Vision is for our customers to feel that we are their “Neighborhood Sandwich Shop” and to tell others about their great experience. Our Mission is to make people really happy and to improve every day. Our Passion is to be “The Best Place for Lunch.” The Company owns and operates over 300 shops in the United States and the District of Columbia and our franchisees operate over 20 shops domestically and in the Middle East. For more information visit our website at www.potbelly.com.

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Contact:	Investor Relations
Investors@Potbelly.com
312-428-2950